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                                                                EXHIBIT (8)(bbb)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
        BETWEEN EATON VANCE MUTUAL FUNDS TRUST, EATON VANCE DISTRIBUTORS,
                 INC. AND MERRILL LYNCH LIFE INSURANCE COMPANY



         THIS AMENDMENT, effective as of May 1, 2007, by and among Eaton Vance Mutual Funds Trust, a Massachusetts business trust, (the "Trust") and Eaton Vance Distributors, Inc., a Massachusetts company (the "Underwriter") and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company");


                                   WITNESSETH:

         WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 1, 2005, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

         WHEREAS, the Trust, the Underwriter, and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement.

         NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

         1.   Amendment.

                  (a) Schedule B to the Agreement is amended in its entirety and is replaced by the Schedule B attached hereto;

                  (b) Article X Notices of the Agreement is hereby amended as follows:


                  If to the Company:    Barry G. Skolnick, Esquire
                                        Senior Vice President & General Counsel
                                        1700 Merrill Lynch Drive, 3rd Floor
                                        Pennington, New Jersey 08534

         2. Effectiveness. This amended Agreement shall be effective as of the date first above written.

         3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.



                     (Signatures located on following page)


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         IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


EATON VANCE MUTUAL                        MERRILL LYNCH LIFE INSURANCE COMPANY
FUNDS TRUST

By:  ___________________________          By:  ____________________________
Name:  ________________________           Name: Kirsty Lieberman
Title:  ________________________          Title: Vice President & Senior Counsel
Date:   ________________________          Date:   __________________________



EATON VANCE DISTRIBUTORS, INC.

By:  ___________________________
Name:  ________________________
Title:  ________________________
Date:   _________________________







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                                   Schedule B

FUNDS AVAILABLE UNDER THE CONTRACTS

Eaton Vance Floating-Rate Fund -- Class A Shares
Eaton Vance Large Cap Value Fund -- Class A Shares


SEPARATE ACCOUNTS UTILIZING THE FUNDS

Merrill Lynch Life Variable Annuity Separate Account D


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch Investor Choice(SM) Annuity -- IRA Series




As of May 1, 2007